POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Elizabeth P. Davis and Linda M. MacNally, and each of them, his/her true and lawful attorney-in-fact and agent to act as his/her Account Administrator, to sign and file with the Securities and Exchange Commission on his/her behalf with respect to the ownership of, or transactions in, securities of The Brink's Company, any report, statement or form (including Form 3, Form 4 and Form 5, and any amendments thereto), and to do any and all acts and things for purposes of complying with Section 16 of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder; and the undersigned does hereby ratify and confirm all that each of said attorneys shall do or cause to be done by virtue hereof.

The authorization contained herein shall continue in effect until revoked in writing or without notice upon termination of the attorney-in-fact and agent's employment with The Brink's Company and any affiliate thereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 11 day of April, 2025.

Nader Rida Antar

Michelle Denise Wilmouth

Michelle Denise Wilmouth
Electronic Notary Public
Registration # 7828199
Commonwealth of Virginia
County of Chesterfield
My Commission Expires on June 30, 2027

Digitally signed by Michelle D Wilmouth
DN: c=US, o=Unaffiliated, dnQualifier=A01410C000001958ABC386800180481, cn=Michelle D Wilmouth
Date: 2025.04.11 10:58:05 -04'00'